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                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE, LLP

IDEX Corporation:

         We consent to the incorporation by reference in Registration Statement of IDEX Corporation on Form S-8 of our reports dated January 15, 2002 and March 4, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2001 (Registration Statement No. 001-10235).


/s/ DELOITTE & TOUCHE, LLP

Chicago, Illinois
January 31, 2003